UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

ALTRIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street

Richmond, Virginia 23230

(Address of principal executive offices)

(804) 274-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Investment in JUUL

Purchase Agreement

On December 20, 2018, Altria Group, Inc. (“Altria”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with JUUL Labs, Inc. (“JUUL”), pursuant to which Altria, through its wholly owned subsidiary, Altria Enterprises LLC (“Altria Sub”), purchased for an aggregate price of $12.8 billion shares of JUUL’s non-voting Class C-1 Common Stock, which will convert automatically to shares of voting Class C Common Stock upon antitrust clearance (collectively, the “Acquired Shares”), and a security convertible (the “True-Up Security”) into additional shares of Class C-1 Common Stock or Class C Common Stock, as applicable, for no additional payment upon settlement or exercise of certain JUUL convertible securities (the “Transaction”). Closing of the Transaction (the “Closing”) occurred simultaneously with the parties’ entry into the Purchase Agreement and related transaction documents. As a result of the Transaction, Altria beneficially owns 35% of the issued and outstanding capital stock of JUUL, or approximately 33.2% on a fully diluted basis. Substantially all of the consideration paid by Altria to JUUL is being distributed to existing JUUL employees and equity holders, and JUUL has agreed to retain a net cash balance of no less than $950 million following such distribution and payment of certain costs and expenses related to the Transaction.

Upon antitrust clearance and the resulting conversion of Altria’s non-voting Class C-1 Common Stock to voting Class C Common Stock, Altria will possess 35% of JUUL’s outstanding voting power, unless Altria’s percentage ownership has decreased (in which case Altria will possess such decreased percentage of voting power). The Purchase Agreement requires the parties to use their respective reasonable best efforts to obtain all necessary regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to enable the conversion of Altria’s non-voting shares of Class C-1 Common Stock into voting shares of Class C Common Stock. Altria has obtained representations and warranties insurance on customary terms and subject to policy limits providing coverage in the event that certain losses arise as a result of inaccuracies of JUUL’s representations and warranties contained in the Purchase Agreement. The premium and deductible of the insurance policy are shared equally by Altria and JUUL.

The Purchase Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Altria or JUUL or to modify or supplement any factual disclosures about Altria in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Purchase Agreement includes representations, warranties and covenants of Altria and JUUL made solely for the purposes of the Purchase Agreement and that may be subject to important qualifications and limitations agreed to by Altria and JUUL in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to Altria’s SEC filings or may have been used for purposes of allocating risk among Altria and JUUL rather than establishing matters as facts.

The description above is only a summary, and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated by reference in this Current Report on Form 8-K.

Relationship Agreement

In connection with the Transaction, Altria, Altria Sub and JUUL have entered into a relationship agreement (the “Relationship Agreement”) setting forth certain ongoing rights and obligations of the parties. Many of Altria’s rights and obligations under the Relationship Agreement are dependent upon its beneficial ownership percentage of JUUL’s outstanding capital stock, calculated subject to certain adjustments and caps set forth in the Relationship Agreement. This ownership percentage, as calculated pursuant to the terms of the Relationship Agreement, is referred to in the Relationship Agreement as the “Applicable Percentage.” The initial Applicable Percentage is 35%; it is deemed never to increase (even if Altria’s actual percentage ownership of JUUL exceeds

35%), and can only be decreased to the extent Altria fails to exercise its preemptive rights described below or transfers JUUL shares. So long as the Applicable Percentage is at least 25%, the Relationship Agreement provides Altria with preemptive rights to maintain its percentage ownership of JUUL to the extent JUUL issues additional capital securities to third parties, which issuances are not subject to the True-Up Security. Conversely, JUUL is entitled to redeem JUUL shares held by Altria in connection with certain tender offers by JUUL and on a quarterly basis, in each case, if and to the extent Altria then owns more than the Applicable Percentage (e.g., because of stock repurchases or employee stock forfeitures). Regardless of Altria’s ownership percentage, Altria’s voting power in JUUL is not permitted to exceed the Applicable Percentage.

So long as the Applicable Percentage is at least 30%, the Relationship Agreement provides Altria with certain consent rights, including as to transactions that would result in the sale of control of JUUL or of substantially all of its international operations, or the ownership by a competitor of Altria of more than 4.9% of JUUL’s voting power or equity, in each case, other than in connection with a sale process meeting specified criteria. In particular, no sale of JUUL, its international operations or more than 4.9% of its voting power or equity to a competitor of Altria may occur unless Altria has elected to participate in the sale process, and no such sale to any third party may occur unless Altria has been provided with an opportunity to participate in the sale process and has not been intentionally or materially disadvantaged in connection therewith. The Relationship Agreement further provides that, so long as the Applicable Percentage is at least 30%, in any JUUL sale transaction, Altria must be provided with the ability, if it so desires, to retain its equity interest and other rights with respect to JUUL. So long as the Applicable Percentage is at least 20%, Altria also has consent rights as to certain stock issuances that would adversely affect Altria’s rights. In addition, so long as the Applicable Percentage is at least 10%, the Relationship Agreement affords Altria with certain information rights.

Altria has agreed in the Relationship Agreement to certain standstill obligations generally restricting it and its affiliates from acquiring additional securities of JUUL beyond the Applicable Percentage or making takeover proposals other than pursuant to procedures specified in the Relationship Agreement. In particular, Altria is generally prohibited from making a takeover offer for four years from the Closing, and any such takeover offer must be conditioned on approval by both a majority of the JUUL board of directors (other than any Altria designees) and a majority of the JUUL stockholders unaffiliated with Altria.

The Relationship Agreement generally prohibits Altria from competing, or otherwise acquiring an interest in an entity competing, in the e-vapor business for a period of at least six years from Closing, extendable thereafter unless terminated by Altria. If another person were to acquire 40% or more of Altria’s voting power, or 30% of Altria’s voting power combined with contractual control of a majority of Altria’s board of directors, that person would also be subject to certain non-compete obligations set forth in the Relationship Agreement.

The Relationship Agreement generally restricts Altria from transferring its JUUL shares for a period of six years from the Closing, after which Altria may transfer up to one sixth of its JUUL shares per calendar quarter (in addition to any securities not transferred in a previous quarter in which Altria had the right to make a transfer), subject to JUUL’s right of first offer other than in the case of a broadly distributed offering.

The description above is only a summary, and is subject to and qualified in its entirety by reference to the Relationship Agreement, a copy of which is attached as Exhibit 2.2 and is incorporated by reference in this Current Report on Form 8-K.

Other agreements between Altria and JUUL

Altria and JUUL have also entered into a services agreement pursuant to which Altria has agreed to provide JUUL with certain commercial services on a cost plus 3% basis for an initial term of six years. Among other things, Altria will provide services to JUUL with respect to logistics and distribution, access to retail shelf space, youth vaping prevention, cigarette pack inserts and onserts, regulatory matters and government affairs. Altria has also agreed to grant JUUL a non-exclusive, royalty-free perpetual, irrevocable, sublicensable license to Altria’s non-trademark licensable intellectual property rights in the e-vapor field, subject to the terms and conditions set forth in an intellectual property license agreement between the parties.

Agreements between Altria, Altria Sub, JUUL and certain other JUUL stockholders

In connection with the Transaction, Altria, Altria Sub, JUUL and certain other stockholders of JUUL have entered into a voting agreement, an investors’ rights agreement and a right of first refusal and co-sale agreement.

The voting agreement, among other things, entitles Altria to immediately designate one board observer to the JUUL board of directors, as long as the Applicable Percentage is at least 30%, and, once antitrust clearance has been obtained, to designate one-third of the members of the JUUL board of directors, subject to proportionate downward adjustment in the event the Applicable Percentage decreases (with Altria no longer having any right to board representation if the Applicable Percentage is below 10%). The voting agreement provides a “drag-along” right requiring the parties to participate in certain sale of control transactions, subject to Altria’s applicable consent rights contained in the Relationship Agreement and certain other exceptions. The voting agreement also sets forth board designation and observer rights of certain other significant JUUL stockholders, obligations of Altria and other significant JUUL stockholders to vote in favor of each other’s board designees and related matters.

The investors’ rights agreement provides, among other things, for registration rights of Altria and the other JUUL stockholders party thereto, which would facilitate sales of the parties’ shares in the public market following an initial public offering of JUUL.

The right of first refusal and co-sale agreement provides for certain “tag-along” rights affording the stockholder parties thereto (including Altria and Altria Sub) the ability to participate as sellers in connection with certain change of control transactions, and for certain rights of first refusal of the stockholder parties thereto (other than Altria) with respect to sales of JUUL securities to third parties.

Term Loan

On December 20, 2018 (the “Effective Date”), Altria entered into a term loan agreement (the “Term Loan Agreement”), with JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent and initial lender. Altria entered into the Term Loan Agreement in connection with the Transaction and Altria’s previously announced investment in Cronos Group Inc. (“Cronos”), which was disclosed in Altria’s Current Report on Form 8-K filed on December 7, 2018 (the “Cronos Form 8-K”). As a result of entering into the Term Loan Agreement, Altria terminated its commitments under the Bridge Loan Commitment Letter, dated December 7, 2018, between Altria and JPMCB, which was disclosed in the Cronos Form 8-K.

The Term Loan Agreement provides for borrowings up to an aggregate principal amount of $14.6 billion and is comprised of (i) a $12.8 billion tranche intended to finance the Transaction and (ii) a $1.8 billion tranche intended to finance Altria’s investment in Cronos. In connection with the signing of the Purchase Agreement and the Term Loan Agreement, Altria borrowed $12.8 billion under the applicable tranche of the Term Loan Agreement to finance the Transaction.

Borrowings under the Term Loan Agreement mature on December 19, 2019, which is 364 days after the Effective Date, and interest rates on borrowings under the Term Loan Agreement will be based on prevailing interest rates as described in the Term Loan Agreement and, in part, upon Altria’s senior unsecured long-term debt rating. The Term Loan Agreement requires that commitments thereunder be reduced or any borrowing thereunder be prepaid by an amount equal to (i) 100% of the net proceeds of any specified capital markets financing transaction or asset sale outside of Altria’s ordinary course of business or (ii) the aggregate amount of any borrowing under a debt facility (in each case, subject to certain exceptions and thresholds as described in the Term Loan Agreement). The Term Loan Agreement contains certain covenants, including a requirement that Altria maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 4.0 to 1.0.

Altria’s obligations under the Term Loan Agreement are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of Altria (“PM USA”). PM USA’s guarantee is evidenced by a guarantee agreement (the “Guarantee Agreement”) made by PM USA in favor of the lenders party to the Term Loan Agreement.

JPMCB and its affiliates have various relationships with Altria and its subsidiaries involving the provision of financial services.

The description above is only a summary, and is subject to and qualified in its entirety by reference to the Term Loan Agreement and the Guarantee Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement—Term Loan” is incorporated by reference in Item 2.03 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On December 20, 2018, Altria issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K, announcing Altria’s investment in JUUL, a cost reduction program described in Item 8.01 of this Current Report on Form 8-K and related matters.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01. Other Events.

On December 19, 2018, the Board of Directors of Altria approved a cost reduction program designed to deliver approximately $500 million to $600 million in annualized cost savings by the end of 2019. This program will include, among other things, reducing third-party spending across the business and workforce reductions. Altria expects this program to offset most of the interest expense associated with the debt incurred to finance the Transaction and Altria’s investment in Cronos.

Altria estimates total pre-tax restructuring charges in connection with the cost reduction program to be in a range of approximately $230 million to $280 million, or $0.09 per share to $0.11 per share, the majority of which is expected to be recorded in the fourth quarter of 2018. The estimated charges, substantially all of which will result in cash expenditures, relate primarily to employee separation costs of approximately $190 million to $220 million and other costs of approximately $40 million to $60 million.

The estimated charges do not reflect the non-cash impact that may result from pension settlement and curtailment accounting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Class C-1 Common Stock Purchase Agreement, dated as of December 20, 2018, by and among JUUL Labs, Inc., Altria Group, Inc. and Altria Enterprises LLC*

2.2	Relationship Agreement, dated as of December 20, 2018, by and among JUUL Labs, Inc., Altria Group, Inc. and Altria Enterprises LLC*

10.1	Term Loan Agreement, dated as of December 20, 2018, among Altria Group, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Guarantee Agreement, dated as of December 20, 2018, by Philip Morris USA Inc. in favor of the lenders party to the Term Loan Agreement

99.1	Altria Group, Inc. Press Release, dated December 20, 2018 (furnished under Item 7.01)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Altria agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Purchase Agreement or the Relationship Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

Date: December 20, 2018	By:	/s/ W. HILDEBRANDT SURGNER, JR.
		Name:	W. Hildebrandt Surgner, Jr.
		Title:	Vice President, Corporate Secretary and
Associate General Counsel